Exhibit 10.3

EXECUTION COPY

AMENDED AND RESTATED

REGISTRATION RIGHTS AGREEMENT

AMENDED and RESTATED REGISTRATION RIGHTS AGREEMENT, dated as of December 21, 2006, among US ONCOLOGY HOLDINGS, INC., a Delaware corporation (the “Company”), WELSH, CARSON, ANDERSON & STOWE IX, L.P., a Delaware limited partnership (“WCAS”), MORGAN STANLEY STRATEGIC INVESTMENTS, INC., a Delaware corporation (“Morgan Stanley”), and each of the other individuals and entities from time to time named on Schedule I hereto (together with WCAS and Morgan Stanley, and together with their respective successors and assigns that become a party to this Agreement in accordance with the terms hereof, each an “Investor” and collectively, the “Investors”).

RECITALS

WHEREAS, the Company, WCAS and certain of the Investors entered into the original Registration Rights Agreement, dated as of August 20, 2004 (the “Original Registration Rights Agreement”) in connection with the acquisition by such Investors of shares of Participating Preferred Stock, par value $0.001 per share, of the Company (the “Series A Preferred Stock”), and the shares of Common Stock, par value $0.001 per share, of the Company (“Common Stock”);

WHEREAS, the Company and Morgan Stanley have entered into a Stock Purchase Agreement, dated as of December 21, 2006 (the “Stock Purchase Agreement”), pursuant to which the Company has agreed to sell to Morgan Stanley shares of Series A-1 Participating Preferred Stock, par value $0.001 per share, of the Company (the “Series A-1 Preferred Stock” and together with the Series A Preferred Stock, the “Participating Preferred Stock”) and shares of Common Stock; and

WHEREAS, in connection with the investment contemplated by the Stock Purchase Agreement, the Company, WCAS and certain other Investors wish to amend and restate the Original Registration Rights Agreement in the manner set forth herein;

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

SECTION 1. Certain Definitions. For purposes of this Agreement, the following terms have the meanings set forth below:

“Commission” means the Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act.

“Exchange Act” means the Securities Exchange Act of 1934, or any successor federal statute, and the rules and regulations of the Commission thereunder, as the same may be amended from time to time.

“Initiating Investor” means, with respect to any Demand Registration, the Investor or Investors who initially deliver the Demand Request applicable to such Demand Registration.

“IPO Date” means the first date on which Common Stock shall have been sold by the Company in a Public Offering.

“Public Offering” means the sale of shares of Common Stock to the public pursuant to an effective registration statement (other than a registration statement on Form S-4 or S-8 or any successor form) filed under the Securities Act.

“Registrable Stock” means, at any time, (x) all shares of Common Stock now or hereafter held by the Investors, including all shares from time to time issued or issuable upon the conversion, exercise or exchange of any securities directly or indirectly convertible into or exercisable or exchangeable for Common Stock (other than (i) options issued pursuant to any stock option plan, including the Company’s 2004 Equity Incentive Plan, and (ii) shares of restricted stock (including shares of Common Stock issued pursuant to the Company’s 2004 Equity Incentive Plan) that will not have vested before the earliest anticipated effective date of the registration statement for any proposed offering of such restricted stock pursuant to this Agreement), that are now or hereafter held by the Investors, including the Participating Preferred Stock (it being understood that, with respect to any determination hereunder of the number of shares of Registrable Stock at any time held by one or more Investors, all such shares of Common Stock that are issuable upon any such conversion, exercise or exchange shall be deemed to have been issued at the time of such determination) and (y) any shares of Common Stock issuable with respect to the foregoing by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise; provided, that, with respect to the Company’s initial Public Offering only, “Registrable Stock” shall mean, with respect to each Investor, only that number of shares of Common Stock issued or issuable upon the related conversion, if any, of the shares of Participating Preferred Stock then held by such Investor at the time of such conversion (assuming for such purposes that the Conversion Constant (such term being used herein as defined in the Company’s certificate of incorporation) at such time is zero (0). As to any particular Registrable Stock, such shares shall cease to be Registrable Stock (i) when a registration statement with respect to the sale of such shares shall have been declared effective under the Securities Act and such shares shall have been disposed of in accordance with such registration statement, (ii) when such shares shall have been sold (other than in a privately negotiated sale) pursuant to Rule 144 (or any successor provision) under the Securities Act, (iii) when, with respect to the holder thereof, such shares can be sold pursuant to Rule 144 promulgated under the Securities Act within a three month period without any volume limitation or (iv) when, with respect to the holder thereof, all such shares held by such holder become eligible for sale under Rule 144(k) of the Securities Act (or any similar or successor rule).

“Securities Act” means the Securities Act of 1933, or any successor federal statute, and the rules and regulations of the Commission thereunder, as the same may be amended from time to time.

SECTION 2. Registration Rights.

(a) Demand Registration Rights. Subject to Section 2(c) below, if the Company shall (i) at any time on or after the date hereof, be requested by WCAS or (ii) at any time on or after the date which is one hundred and eighty (180) days after the IPO Date, be requested by Morgan Stanley (provided, however, that a request by Morgan Stanley may be made under this Section 2(a) within such 180 day period and upon receipt of any such request, the Company shall take actions to prepare the Demand Registration for filing; provided, further, however, that the Company shall not be obligated to file with the SEC such Demand Registration until a date which is 180 days after the IPO Date), in each case, in a writing that states the number of shares of Registrable Stock to be sold and the intended method of disposition thereof (each such written request, a “Demand Request”), to effect a registration under the Securities Act of all or any portion of the Registrable Stock then held by the Investors, the Company shall immediately notify in writing (each such notice, a “Demand Registration Notice”) each other Investor of such proposed registration and shall use its commercially reasonable efforts to register under the Securities Act (each such registration, a “Demand Registration”), for public sale in accordance with the method of disposition specified in such Demand Request, the number of shares of Registrable Stock specified in such Demand Request (plus the number of shares of Registrable Stock specified in any written request for registration of shares of Registrable Stock that is received from each other Investor receiving the Demand Registration Notice within 20 days after receipt by such other Investor of such Demand Registration Notice). In addition, with the written consent of the Initiating Investor, the Company shall be entitled to include in any Demand Registration, for sale in accordance with the method of disposition specified by such Investor, shares of Common Stock to be sold by the Company for its own account or for the account of other holders. In the event that the proposed method of disposition specified by the Initiating Investor shall be an underwritten public offering, (i) the managing underwriter shall be selected by such Investor (which selection, in the case of Morgan Stanley, shall be subject to the approval of the Company, which approval shall not be unreasonably withheld, conditioned or delayed); and (ii) the number of shares of Registrable Stock to be included in such an offering may be reduced if and to the extent that, in the good faith opinion of the managing underwriter of such offering, inclusion of all shares would adversely affect the marketing (including the offering price) of the Registrable Stock to be sold, and, in the case of any such reduction, shares shall be included in such offering to the extent so permissible on the following basis: (A) first, all Registrable Stock proposed to be included by the Investors shall be included (subject to pro rata reduction among the Investors seeking to include Registrable Stock in such offering based on the number of such shares of Registrable Stock held by the Investors) and (B) second, to the extent provided above, Common Stock proposed to be included by the Company for the account of the Company or other stockholders of the Company shall be included. The Company shall abandon any Demand Registration upon the request of the Initiating Investor and neither the Company nor such Investor shall have any liability to any Investor with respect to such abandonment. Notwithstanding anything else to the contrary contained herein, (i) the Company shall not be required to effect more than two Demand Registrations at the request of WCAS or more than two Demand Registrations at the request of Morgan Stanley, in each case, under this Section 2(a) on

Form S-1 or any successor thereto, and (ii) the Company shall not be required to effect a Demand Registration hereunder unless (x) in the case of a registration on Form S-1 or any successor thereto, the reasonably anticipated aggregate net proceeds thereof (determined at the time of the giving of the Demand Request) exceed $25,000,000, or (y) in the case of a registration on Form S-3 or any successor thereto, such Demand Registration relates to the registration of at least 1,000,000 shares of Registrable Stock (as adjusted for any stock splits, stock dividends, stock combinations and similar events occurring after the date hereof), in each case, determined at the time of the giving of the Demand Request. Notwithstanding anything to the contrary herein, each of WCAS and Morgan Stanley shall have the right to make an unlimited number of Demand Requests on Form S-3 or any successor thereto; provided, however, that the Company shall not be required to effect more than two Demand Registrations in any twelve-month period under this Section 2(a) on Form S-3 or any successor thereto.

(b) Short-Form Registration Qualification. From and after the IPO Date, the Company shall use its commercially reasonable efforts to qualify under the provisions of the Securities Act, and thereafter, to continue to qualify at all times, for registration on Form S-3 or any successor thereto. In the event the Company fails to so qualify, the Company shall be required to effect Demand Registrations on Form S-1 or any successor thereto to the same extent as the Company would be required to effect Demand Registrations on Form S-3 or any successor thereto.

(c) Certain Provisions Relating to Demand Registrations. In connection with a Demand Registration, the Company shall be obligated to effect such Demand Registration in accordance with the following provisions:

(i) the obligations of the Company under Section 2(a) above to effect a Demand Registration shall be deemed satisfied only when a registration statement covering all of the shares of Registrable Stock specified in the applicable Demand Request and in each notice delivered by any other Investor requesting registration of Registrable Stock in response to the Demand Registration Notice for sale in accordance with the intended method of disposition specified by Initiating Investor in the Demand Request shall have become effective and remained effective through the end of the period of distribution of the registration contemplated thereby (determined as provided in the last paragraph of Section 2(f)); provided, however, that in the case of the initial Demand Registration in which the proposed method of disposition specified by the Initiating Investor is an underwritten public offering on Form S-1, the obligations of the Company under Section 2(a) shall nevertheless be deemed satisfied if the number of shares to be included in the offering by the Initiating Investor is reduced by not more than 20% because in good faith opinion of the managing underwriter of such proposed offering inclusion of all shares requested by such Investor to be included in the offering would adversely affect the marketing (including the offering price) of the Registrable Stock to be sold; and

(ii) Without the consent of the Initiating Investor, which will not be unreasonably withheld, the Company will not effect any registration of its Common Stock, whether for its own account or that of other holders, from the date of receipt of a Demand Request in which the proposed method of disposition specified by the Initiating

Investor is an underwritten public offering until the completion of the period of distribution (determined as provided in the last paragraph of Section 2(f)) of the Registrable Stock covered by the registration statement filed pursuant to such Demand Request.

(d) Piggyback Registration Rights. If at any time the Company proposes to register any of its Common Stock or any other equity securities (or other securities convertible into equity securities) of the Company under the Securities Act for sale to the public, whether for its own account or for the account of other security holders or both (other than a Demand Registration, or a registration on Form S-4 or Form S-8 promulgated under the Securities Act (or any successor forms thereto) or any other form not available for registering the Registrable Stock for sale to the public), as soon as practicable prior to the filing of such registration statement with the Commission, it will give written notice of its intention to effect such registration (each such notice a “Piggyback Notice”) to (i) if such proposed registration is being made in connection with the Company’s initial Public Offering, WCAS and Morgan Stanley and, unless WCAS and Morgan Stanley elect to waive their rights under this Section 2(d) as provided below with respect to such registration within twenty business days of receiving its Piggyback Notice, to each other Investor or (ii) if such proposed registration is to occur after the IPO Date, to each Investor. Upon the written request of any Investor, given within 20 days after the giving of the Piggyback Notice to all Investors, to register any of its Registrable Stock (which request shall state the number of shares of Registrable Stock to be so registered and the intended method of disposition thereof), the Company will use its commercially reasonable efforts to cause the Registrable Stock, as to which registration shall have been so requested, to be included in the securities to be covered by the registration statement proposed to be filed by the Company, all to the extent required to permit the sale or other disposition by such Investor of such Registrable Stock so registered; provided, that nothing herein shall prevent the Company from abandoning or delaying such registration at any time; provided, however, that the expenses of such withdrawn registration shall be borne by the Company in accordance with Section 2(i) hereof. Notwithstanding anything to the contrary contained herein, in connection with any registration statement to be filed prior to the IPO Date, if WCAS and Morgan Stanley elect to waive their rights under this Section 2(d) with respect to such registration and the related initial Public Offering, such waiver shall be effective as a waiver of the rights of all Investors under this Section 2(d) with respect to such registration and offering. In the event that any registration referred to in this Section 2(d) shall be, in whole or in part, an underwritten public offering, such Registrable Stock shall be included in the underwriting on the same terms and conditions as the shares otherwise being sold through underwriters under such registration. The number of shares of Registrable Stock to be included in such an underwritten offering may be reduced if and to the extent that, in the good faith opinion of the managing underwriter of such offering, inclusion of all shares would adversely affect the marketing (including the offering price) of the shares to be sold, and, in the case of any such reduction, shares shall be included in such offering to the extent so permissible on the following basis: (A) first, all shares proposed to be included by the Company for the account of the Company shall be included, (B) second, all Registrable Stock proposed to be included by the Investors shall be included (subject to pro rata reduction among the Investors seeking to include Registrable Stock in such offering based on the number of such shares of Registrable Stock held by the Investors), and (C) finally, Common Stock proposed to be included by the Company for the account of other stockholders of the Company shall be included.

(e) Holdback Agreement. Notwithstanding anything to the contrary contained in this Agreement, with respect to any underwritten Public Offering by the Company, upon request of the managing underwriter of such offering, each Investor shall refrain from selling or otherwise transferring Registrable Stock (other than pursuant to Section 2(a) or 2(d) above) during the period beginning no earlier than the tenth day preceding the effective date of the registration statement for such offering and continuing through (i) in the case of the Company’s initial Public Offering, the end of the period of distribution of the registration contemplated thereby but such period not to exceed 180 days after the IPO Date or (ii) in case of any other Public Offering, the end of the period of distribution of the registration contemplated thereby but such period not to exceed 90 days after the shares are first sold to the public in such offering and, if requested by any managing underwriter of such offering, to execute a customary lock-up agreement. The foregoing provisions of this Section 2(e) shall only be applicable to each Investor if all other Persons with registration rights (whether or not pursuant to this Agreement) and all officers, directors and holders of more than 1% of the then outstanding Common Stock of the Company enter into similar agreements. The provisions of this Section 2(e) shall terminate upon the earlier to occur of (i) the second anniversary of the IPO Date and (y) WCAS giving written notice of such termination to the Company (a copy thereof to be promptly forwarded by the Company to the other Investors).

(f) Certain Registration Procedures. If and whenever the Company is required by the provisions of this Section 2 to use its commercially reasonable efforts to effect the registration of Registrable Stock under the Securities Act, the Company will, as expeditiously as possible:

(i) (x) prepare (and afford the Investors Counsel (as hereinafter defined) reasonable opportunity to review and comment thereon) and file with the Commission a registration statement with respect to such securities (A) in case of a Demand Registration on Form S-1 or any successor thereto, no later than 120 calendar days after the date of the applicable Demand Request and (B) in the case of a Demand Registration on Form S-3 or any successor thereto, no later than 45 calendar days after the applicable Demand Request, and (y) use its commercially reasonable efforts to cause such registration statement to become effective (A) in case of a Demand Registration on Form S-1 or any successor thereto, no later than 150 calendar days after the date such registration statement is filed with the SEC and (B) in the case of a Demand Registration on Form S-3 or any successor thereto, no later than 75 calendar days after the date such registration statement is filed with the SEC, and (z) use its commercially reasonable efforts to cause such registration statement to remain effective (A) in the case of a Demand Registration on Form S-1 or any successor thereto, until the earlier of (1) the date on which all Registrable Stock registered pursuant to such registration statement shall have been sold to the public and (2) the date which is 180 calendar days after the date on which such registration statement is declared effective by the SEC and (B) in the case of a Demand Registration on Form S-3 or any successor thereto, until the earlier of (1) the second anniversary of the effective date of such registration statement and (2) the date on which all of the Registrable Stock requested to be registered by the Investors is no longer considered Registrable Stock;

(ii) prepare (and afford the Investors Counsel reasonable opportunity to review and comment thereon) and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective through the end of period of distribution contemplated thereby (determined as provided in the last paragraph of Section 2(f)) and comply with the provisions of the Securities Act with respect to the disposition of all Registrable Stock covered by such registration statement in accordance with the selling Investors’ intended method of disposition set forth in such registration statement through the end of such period of distribution;

(iii) furnish to each selling Investor and to each underwriter such number of copies of the registration statement and the prospectus included therein (including each preliminary prospectus) as such persons may reasonably request in order to facilitate the public sale or other disposition of the Registrable Stock covered by such registration statement;

(iv) use its commercially reasonable efforts to register or qualify the Registrable Stock covered by such registration statement under the securities or blue sky laws of such jurisdictions as WCAS, any other Initiating Investor, the Investors Counsel or, in the case of an underwritten public offering, the managing underwriter, shall reasonably request; provided, that the Company will not be required to (x) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 2(f)(iv), (y) subject itself to taxation in any such jurisdiction in which it would not otherwise be subject to taxation but for this Section 2(f)(iv) or (z) consent to general service of process in any jurisdiction in which it would not otherwise be subject to general service of process but for this Section 2(f)(iv);

(v) immediately notify each selling Investor under such registration statement and each underwriter, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus contained in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing (and upon receipt of any such notice, each selling Investor agrees to suspend sales of Registrable Stock covered by such prospectus until such time as the Company notifies it that the prospectus (as supplemented or amended) no longer includes any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing) and use its commercially reasonable efforts to promptly prepare and file with the SEC a supplement or amendment to the registration statement or other appropriate filing with the SEC to correct such untrue statement or omission, and deliver a number of copies of such supplement or amendment to each Investor selling Registrable Stock pursuant to such registration statement as such Investor may reasonably request;

(vi) use its commercially reasonable efforts (if the offering is underwritten) to furnish, at the request of WCAS, any other Initiating Investor or the Investors Counsel,

on the date that Registrable Stock is delivered to the underwriters for sale pursuant to such registration: (A) an opinion, dated such date, of counsel representing the Company for the purposes of such registration, addressed to the underwriters and to each selling Investor, stating that such registration statement has become effective under the Securities Act and that (1) to the best knowledge of such counsel, no stop order suspending the effectiveness thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act, (2) the registration statement, the related prospectus, and each amendment or supplement thereof, comply as to form in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder (except that such counsel need express no opinion as to financial statements, the notes thereto, and the financial schedules and other financial and statistical data contained therein) and (3) to such other effects as may reasonably be requested by counsel for the underwriters or by WCAS, any other Initiating Investor or the Investors Counsel, and (B) a letter dated such date from the independent public accountants retained by the Company, addressed to the underwriters, stating that they are independent public accountants within the meaning of the Securities Act and that, in the opinion of such accountants, the financial statements of the Company included in the registration statement or the prospectus, or any amendment or supplement thereof, comply as to form in all material respects with the applicable accounting requirements of the Securities Act, and such letter shall additionally cover such other financial matters (including information as to the period ending no more than five business days prior to the date of such letter) with respect to the registration in respect of which such letter is being given as such underwriters, WCAS, any other Initiating Investor or the Investors Counsel may reasonably request;

(vii) make available for inspection by WCAS, any other Initiating Investor, any underwriter participating in any distribution pursuant to such registration statement, the Investors Counsel and any accountant or other agent retained by one ore more of such parties, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s officers, directors and employees to supply all information reasonably requested by WCAS, any other Initiating Investor, the Investors Counsel or any of such underwriters, attorneys, accountants or agents in connection with such registration statement and permit WCAS, any other Initiating Investor, the Investors Counsel and such underwriters, attorneys, accountants or agents to participate in the preparation of such registration statement;

(viii) use its commercially reasonable efforts to list all the Registrable Stock covered by such registration statement on the New York Stock Exchange or the Nasdaq Global Select Market; and

(ix) make available to each Investor, as soon as reasonably practicable, an earnings statement covering the period of at least 12 months, but not more than 18 months, beginning with the first month of the first fiscal quarter after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act, including, without limitation, Rule 158 promulgated thereunder.

For purposes of Sections 2(c), 2(e) and 2(f)(ii) above, and subject to Section 2(f)(i), the “period of distribution” of Registrable Stock in an underwritten public offering shall be deemed to extend until each underwriter has completed the distribution of all securities purchased by it, and the period of distribution of Registrable Stock in any other registration shall be deemed to extend until the sale of all Registrable Stock covered thereby.

(g) Information From Selling Investors. In connection with each registration hereunder, Investors selling Registrable Stock will furnish to the Company in writing such information with respect to themselves and the proposed distribution by them as shall be reasonably necessary in order to assure compliance with federal and applicable state securities laws.

(h) Underwriting Agreement. In connection with any registration pursuant to this Section 2 that covers an underwritten public offering, the Company and Investors selling Registrable Stock each agree to enter into a written agreement with the managing underwriter selected in the manner herein provided in such form and containing such provisions as are customary in the securities business for such an arrangement between major underwriters, selling stockholders and a company of the Company’s size and investment stature; provided, that in the case of any Demand Registration, such agreement shall be satisfactory to WCAS and any other Initiating Investor.

(i) Expenses. The Company will pay all Registration Expenses (as defined below) incurred in complying with Section 2 of this Agreement. All Selling Expenses (as defined below) incurred in connection with any registered offering of securities that, pursuant to this Section 2, includes Registrable Stock, shall be borne by the participating sellers in proportion to the number of shares sold by each, or by such persons, including the Company if the Company is a seller, as they may agree. All expenses incident to performance of or compliance by the Company with Section 2 hereof, including, without limitation, all Commission, stock exchange, Nasdaq or National Association of Securities Dealers, Inc. (“NASD”) registration and filing fees (including, without limitation, fees and expenses incurred in connection with the listing of the Common Stock of the Company on any securities exchange or exchanges or Nasdaq), printing, distribution and related expenses, fees and disbursements of counsel and independent public accountants for the Company, all reasonable fees and disbursements of one firm counsel for the participating sellers selected by WCAS and, in the case of a Demand Registration, any other Initiating Investor (or, in the event that WCAS is not participating in such registration and such registration is not Demand Registration, such counsel shall be selected by the Investors holding a majority of the Shares of Registrable Stock proposed to be included in such registration) (the “Investors Counsel”), all fees and expenses incurred in connection with compliance with state securities or blue sky laws and the rules of the NASD or any securities exchange, transfer taxes and fees of transfer agents and registrars, but excluding any Selling Expenses, are herein called “Registration Expenses”. All underwriting discounts and selling commissions applicable to the sale of Registrable Stock are herein called “Selling Expenses”.

(j) Deferral; Suspension. Notwithstanding anything herein to the contrary, the Company may defer the filing (but not the preparation) of a registration statement with respect to any Demand Registration or suspend the rights of selling Investors to make sales pursuant to a registration statement otherwise required to be kept effective hereunder if the Company determines in good faith that there exists a material proposed transaction (including any proposed acquisition or disposition) or other material non-public information, in each case, that would be required to be disclosed in such registration statement and the disclosure of which would either have a material adverse effect on such material proposed transaction or the Company; provided, that such delay shall not continue beyond the earlier of (A) the date upon which such material information is otherwise disclosed to the public or ceases to be material and (B) 90 days after the Company effects such deferral or suspension; provided, further that, in the case of any Demand Registration, the time periods set forth in Section 2(f)(i) shall be tolled for the period of such deferral or suspension.

SECTION 3. Indemnification Rights and Obligations In Respect of Registered Offerings of Registrable Stock.

(a) Company Indemnification of Selling Investors. In the event of a registration of any of the Registrable Stock under the Securities Act pursuant to Section 2 of this Agreement, the Company will indemnify and hold harmless each seller of Registrable Stock thereunder and each other person, if any, who controls such seller within the meaning of the Securities Act and each underwriter and each person who controls any underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, (or actions in respect thereof) to which such seller, underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Registrable Stock was registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) arise out of or are based on any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law and will reimburse each such seller, each such underwriter and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, that the Company will not be liable in any such case if and to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in strict conformity with information furnished by such seller, such underwriter or such controlling person in writing specifically for use in such registration statement or prospectus; provided, further, that the indemnity agreement contained in this Section 3(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld).

(b) Selling Investor Indemnification of the Company and the Other Selling Stockholders. In the event of a registration of any of the Registrable Stock under the Securities Act pursuant to Section 2 of this Agreement, each seller of such Registrable Stock thereunder, severally and not jointly, will indemnify and hold harmless the Company and each person, if any, who controls the Company within the meaning of the Securities Act, each officer of the Company who signs the registration statement, each director of the Company, each underwriter and each person who controls any underwriter within the meaning of the Securities Act, and each other seller of Registrable Stock and each person who controls any such other seller of Registrable Stock, against all losses, claims, damages or liabilities, joint or several, (or actions in respect thereof) to which the Company or such officer or director or underwriter or other seller or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which such Registrable Stock was registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and each such officer, director, underwriter, other seller of Registrable Stock and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, that such seller will be liable hereunder in any such case if and only to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in strict conformity with information pertaining to such seller, as such, furnished in writing to the Company by such seller specifically for use in such registration statement or prospectus; provided, further, that the aggregate liability of each seller hereunder shall be limited to the proceeds (net of underwriting discounts and commissions) received by such seller from the sale of Registrable Stock covered by such registration statement; provided, further, that the indemnity agreement contained in this Section 3(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of such seller of Registrable Stock (which consent shall not be unreasonably withheld).

(c) Indemnification Procedures. Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to promptly notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party other than under this Section 3. In case any such action shall be brought against any indemnified party and it shall promptly notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 3 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; provided, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be reasonable defenses available to it which are different from or additional to those available to the indemnifying party, or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified party shall have the right to select a separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred. Notwithstanding the foregoing, any indemnified party shall have the right to retain its own counsel in any such action, but the fees and disbursements of such counsel shall be at the expense of such indemnified party; provided that such fees and expenses shall be at the expense of the indemnifying party if (i) the indemnifying party shall have failed to retain counsel for the indemnified person as aforesaid or (ii) the indemnifying party and such indemnified party shall have mutually agreed to the retention of such counsel. It is understood that the indemnifying party shall not, in connection with any action or related actions in the same jurisdiction, be liable for the fees and disbursements of more than one separate firm qualified in such jurisdiction to act as counsel for the indemnified party. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of such indemnified party, which consent shall not be unreasonably withheld, consent to entry of any judgment or enter into any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity was sought hereunder by such indemnified party unless such judgment or settlement includes as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation. The indemnification of underwriters provided for in this Section 3 shall be on such other terms and conditions as are at the time customary and reasonably required by such underwriters as provided in Section 2(h).

(d) Contribution. If the indemnification provided for in Sections 3(a) and 3(b) above is unavailable or insufficient to hold harmless an indemnified party under such Sections in respect of any losses, claims, damages or liabilities or actions in respect thereof referred to therein, then each indemnifying party shall in lieu of indemnifying such indemnified party contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or actions in such proportion as appropriate to reflect the relative fault of the Company, on the one hand, and the underwriters or the sellers of such Registrable Stock, on the other, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or actions as well as any other relevant equitable considerations, including, without limitation, the failure to give any notice under Section 3(c) above. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact relates to information supplied by the Company, on the one hand, or the underwriters or the sellers of such Registrable Stock, on the other, and to the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and each of the Investors agrees that it would not be just and equitable if contributions pursuant to this Section were determined by pro rata allocation (even if all of the sellers of such Registrable Stock were treated as one entity for such purpose) or by any other method of allocation which did not take account of the equitable considerations referred to above in this Section. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or action in respect thereof, referred to above in this Section, shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section, the sellers of such Registrable Stock shall not be required to contribute any amount, in the aggregate, in excess of the amount, if any, by which the total price at which the Registrable Stock sold by each of them was offered to the public exceeds the amount of any damages which they are otherwise required to pay by reason of such untrue or alleged untrue statement or omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act), shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation.

SECTION 4. Rule 144. The Company agrees with the Investors that, from and after the IPO Date, it shall timely file any and all reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder, or, if the Company is not thereafter required to file any such reports, it shall, upon the written request of any Investor, make publicly available at all times after 90 calendar days following the IPO Date such information as is necessary to permit sales pursuant to Rule 144 under the Securities Act. Upon the written request of any Investor, the Company shall promptly furnish to such Investor a written statement by the Company as to its compliance with the reporting requirements as set forth in this Section 4 and such other information as may be reasonably requested in availing any Investor of any rule or regulation of the SEC which permits the sellers of any such securities without registration.

SECTION 5. Duration of Agreement. Except as provided in Section 2(e), all provisions of this Agreement shall survive so long as any Investor owns any Registrable Stock.

SECTION 6. Miscellaneous.

(a) Additional Registration Rights. Without the consent of WCAS, the Company shall not grant any registration rights to any other person that are inconsistent or conflict with the registration rights granted hereunder.

(b) Headings. Headings of sections of this Agreement are inserted for convenience of reference only and shall not affect the interpretation hereof.

(c) Severability. Each provision of this Agreement shall be treated as a separate and independent clause, and the unenforceability of any one clause shall in no way impair the enforceability of any of the other clauses contained herein. If one or more of the provisions contained in this Agreement shall for any reason be held to be unenforceable, such provision or provisions shall be construed by the appropriate judicial body by limiting or reducing it or them, so as to be enforceable to the maximum extent compatible with applicable law, and no other provision hereof shall be affected by such holding, limitation or reduction.

(d) Benefits of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns and nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto, their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement. The rights and obligations of the parties hereto shall not be assigned without the consent of WCAS, in the case of any assignment by the Company, or the Company, in the case of any assignment by any Investor, and any attempted assignment in violation of this Section 6(d) shall be null and void; provided, that without the prior written consent of WCAS and the Company, any Investor’s rights and obligations hereunder are assignable to a transferee in connection with any transfer of

Registrable Stock (including by means of transferring securities that are directly or indirectly convertible into or exercisable or exchangeable for Registrable Stock) so long as (i) such transferee expressly agrees in writing to become bound hereby as an “Investor” hereunder and (ii) notice of such transfer is given to the Company and WCAS.

(e) Entire Agreement; Modification. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supercedes all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof. This Agreement may not be modified or amended except by a writing signed by the Company and WCAS; provided, that no provision of this Agreement may be modified or amended in a manner materially adverse to an Investor other than WCAS (in its capacity as an Investor hereunder) if such modification or amendment affects such Investor disproportionately relative to the other Investors except with the written consent of such Investor; provided, further, that no provision of this Agreement may be modified, waived or amended in a manner adverse to Morgan Stanley or any of its successors or assignees who become a party to this Agreement in accordance with the terms hereof (collectively, the “Morgan Stanley Investors”) except with the prior written consent of the holders of a majority of Registrable Stock held by the Morgan Stanley Investors (such consent not to be unreasonably withheld or delayed); provided, further, however, that notwithstanding the foregoing, in accordance with the last sentence of Section 6(d) above or upon the written agreement of the Company and WCAS, additional Investors may be added to this Agreement (it being understood that any amendment of the provisions of this Agreement in connection with the addition of new Investors to this Agreement does not require the prior written consent of the Morgan Stanley Investors so long as no provision of this Agreement is amended in a manner adverse to any of the Morgan Stanley Investors). Except as otherwise provided herein, any waiver of any provision of this Agreement must be in a writing signed by the party against whom enforcement of such waiver is sought.

(f) Notices. All notices, requests, instructions and other documents that are required to be or may be given or delivered pursuant to the terms of this Agreement shall be in writing and shall be sufficient in all respects if delivered by hand or national overnight courier service, transmitted by facsimile (subject to confirmation by return facsimile of such facsimile transmission) or mailed by registered or certified mail, postage prepaid, as follows:

If to the Company, to it at:

16825 Northchase Drive

Houston, Texas 77060

Facsimile: (832) 601-6688

Attention: Chief Executive Officer

with a copy to:

Welsh, Carson, Anderson & Stowe IX, L.P.

320 Park Avenue, Suite 2500

New York, New York 10022

Attention: D. Scott Mackesy

Facsimile: (212) 893-9566

with an additional copy to:

Ropes & Gray LLP

45 Rockefeller Plaza

New York, New York 10111

Attention: Othon A. Prounis, Esq.

Facsimile: (212) 841-5725

If to any Investor, to such Investor at its address set forth on Schedule I;

or such other address or addresses as any party hereto shall have designated by notice in writing to the other parties hereto. Such notices, requests, instructions and other documents shall be deemed given or received (i) five business days following sending by registered or certified mail, postage prepaid, (ii) one business day following sending by national overnight courier service, (iii) the day of sending, if sent by facsimile prior to 5:00 p.m. (EST) on any business day or the next succeeding business day if sent by facsimile after 5:00 p.m. (EST) on any business day or on any day other than a business day or (iv) when delivered, if delivered by hand.

(g) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Any or all such counterparts may be executed by facsimile.

(h) Changes in Registrable Stock. If, and as often as, there are any changes in the Registrable Stock by way of stock split, stock dividend, combination or reclassification, or through merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment shall be made in the provisions hereof as may be required so that the rights and privileges granted hereby shall continue with respect to the Registrable Stock as so changed and the Company shall make appropriate provision in connection with any merger, consolidation, reorganization or recapitalization that any successor to the Company (or resulting parent thereof) shall agree, as a condition to the consummation of any such transaction, to expressly assume the Company’s obligations hereunder.

(i) Specific Performance. Each party hereto agrees that a remedy at law for any breach or threatened breach by such party of this Agreement would be inadequate and therefore agrees that any other party hereto shall be entitled to specific performance of this Agreement in addition to any other available rights and remedies in case of any such breach or threatened breach.

(j) Governing Law. This Agreement and all disputes arising out of or relating to this Agreement, its subject matter, the performance by the parties of their respective obligations hereunder or the claimed breach hereof, whether in tort, contract or otherwise, shall be governed by and construed in accordance with the internal laws of the State of New York.

(k) Interpretation. As used herein, the words “hereof”, “herein”, “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this

Agreement as a whole and not to any particular provision of this Agreement, and the word “Section” refers to a Section of this Agreement unless otherwise specified. Whenever the words “include”, “includes” or “including” are used in this Agreement they shall be deemed to be followed by the words “without limitation”. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, each of the parties hereto has duly executed and delivered this Registration Rights Agreement as of the date first written above.

THE COMPANY:

US ONCOLOGY HOLDINGS, INC.

By:
Name:
Title:

WCAS:

WELSH, CARSON, ANDERSON & STOWE IX, L.P.

By:	WCAS IX Associates LLC, its General Partner

By:
Name:
Title:

MORGAN STANLEY:

MORGAN STANLEY STRATEGIC INVESTMENTS, INC.

By:
Name:
Title:

OTHER INVESTORS:

WCAS MANAGEMENT CORPORATION

By:
Name:
Title:

Russell L. Carson

Bruce K. Anderson

Thomas E. McInerney

Robert A. Minicucci

Anthony J. de Nicola

Paul B. Queally

D. Scott Mackesy

D. Scott Mackesy – IRA
Charles Schwab & Co., Inc. Custodian

Sanjay Swani

John D. Clark – IRA
Charles Schwab & Co., Inc. Custodian

John D. Clark

James R. Matthews – IRA
Charles Schwab & Co., Inc. Custodian

Jonathan M. Rather – IRA
Charles Schwab & Co., Inc. Custodian

Sean M. Traynor

John Almeida

Rona Drogy

Dave Mintz

Clinton Biondo

Ankar Kumar

Michael E. Donovan

Brian Regan

Eric J. Lee

By:
Name:	Jonathan M. Rather
Title:	Attorney-in-Fact

THE PATRICK WELSH 2004 IRREVOCABLE TRUST

By:
Name:
Title:

R. Dale Ross

Lloyd K. Everson, M.D.

Phillip H. Watts

Bruce D. Broussard

George D. Morgan

Leo E. Sands

Atul Dhir, M.B.B.S., D. Phil

ROSS RESOURCES LIMITED

By:
Name:
Title:

Schedule I to Amended and Restated Registration Rights Agreement

Investors	Address for Notices

Welsh, Carson, Anderson & Stowe IX, L.P.

WCAS Management Corporation

Russell L. Carson

Bruce K. Anderson

The Patrick Welsh 2004 Irrevocable Trust

Thomas E. McInerney

Robert A. Minicucci

Anthony J. de Nicola

Paul B. Queally

D. Scott Mackesy

Sanjay Swani

John D. Clark

IRA f/b/o John D. Clark

IRA f/b/o D. Scott Mackesy

IRA f/b/o James R. Matthews

IRA f/b/o Jonathan M. Rather

Sean M. Traynor

John Almedia, Jr.

Stacey Bellet*

Suzanne Bellet Price*

Rona Drogy

David Mintz

Clinton M. Biondo

Ankur Kumar

Michael E. Donovan

Brian T. Regan

Eric J. Lee

Jill A. Hanau

c/o Welsh, Carson, Anderson & Stowe 320 Park Avenue, Suite 2500 New York, New York 10022 Attention: D. Scott Mackesy Facsimile: (212) 893-9566

*	Additional copy to:

125 East 72nd Street

Apt. 11-D

New York, NY 10021

Attention: David F. Bellet

Robert A. Ortenzio Rocco A. Ortenzio	c/o Select Capital Corporation 4718 Old Gettysburg Road, Suite 405 Mechanicsburg, PA 17055 Attention: Robert Nause Facsimile: (717) 972-1080

SCHEDULE 1 TO AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

Investors	Address for Notices

Melkus Partners Melkus Family Foundation The Lauren Evelyn Melkus Trust Lauren Melkus	c/o Kenneth J. Melkus 102 Woodmont Blvd., Suite 110 Nashville, TN 37203 Facsimile: (615) 383-0104

Joelle M. Kayden	c/o Accolade Partners, L.P. 7900 Westpark Drive, Suite T-602 McLean, VA 22102 Facsimile: (703) 749-7800

Weigers & Co. LLC Betsy Weigers 2002 Unit Trust George A. Weigers 2001 Unit Trust	c/o Weigers Capital Management, LLC 55 Madison Street, Suite 680 Denver, CO 80206

Kyle M. Fink, M.D.	PBM 391 0105 Edwards Village Blvd., C104 Edwards, CO 81632

Texas Oncology, P.A.	c/o R. Steven Paulson, M.D. 12221 Merit Drive, Suite 500 Dallas, TX 75251

R. Dale Ross Lloyd K. Everson, M.D. Phillip H. Watts Bruce D. Broussard George D. Morgan Leo E. Sands Atul Dhir, M.B.B.S., D. Phil Ross Resources Limited Richard J. Hall	c/o US Oncology, Inc. 16825 Northchase Drive Houston, TX 77060 Attention: R. Dale Ross Facsimile: (832) 601-6688

California State Teachers’ Retirement System	7667 Folsom Boulevard, Suite 250 Sacramento, CA 95826 Attention: Real Desrochers and Seth Hall Facsimile: (916) 229 3790

Gunners Investment Pte Ltd.	c/o GIC Special Investments Pte Ltd. 255 Shoreline Drive, Suite 600 Redwood City, CA 94065 Attention: Andrew Kwee Facsimile: (650) 802-1213

SCHEDULE 1 TO AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

Investors	Address for Notices

Abu Dhabi Investment Authority	P.O. Box 3600 Corniche Street Abu Dhabi United Arab Emirates Attention: Abubaker Al Khouri Facsimile: (971 2) 626-4616

A.S.F. Co-Investment Partners II, L.P.

c/o IBM Retirement Funds

3001 Summer Street, MD 49

Stamford, CT 06905

Attention: Betty Sheets

Facsimile: (203) 316-2190

With a copy to:

c/o Portfolio Advisors, LLC

9 Old Kings Highway South

Darien, CT 06820

Attention: Hugh Perloff

Facsimile: (203) 662-0013

SCHEDULE 1 TO AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT